UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed on June 9, 2014 by Analog Devices, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on June 9, 2014, the Company and its direct wholly owned subsidiary, BBAC Corp., a Delaware corporation (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hittite Microwave Corporation, a Delaware corporation (“Hittite”). Pursuant to the Merger Agreement, on June 23, 2014, the Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Hittite, par value $0.01 per share (the “Shares”), at a price of $78.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 23, 2014 (as amended) and in the related Letter of Transmittal, copies of which are filed with the Tender Offer Statement on Schedule TO as Exhibits (a)(1)(A) and (a)(1)(B), respectively.

Item 1.01.	Entry into a Material Definitive Agreement.

The items referred to under Item 2.03 below are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of July 21, 2014 (one minute after 11:59 p.m., New York City time, on July 21, 2014) (the “Expiration Date”). Based on the information provided to the Company and the Purchaser by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Date, 23,291,991 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 74.2 percent of the then issued and outstanding Shares. In addition, Notices of Guaranteed Delivery had been delivered for 1,966,797 Shares, representing approximately 6.3 percent of the then issued and outstanding Shares. The Minimum Condition (as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, the Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On July 22, 2014, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), the Purchaser merged with and into the Hittite, with Hittite continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each share of Hittite common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by the Company, the Purchaser or Hittite or any direct or indirect wholly owned subsidiary of the Company, the Purchaser or Hittite, including all shares held by Hittite as treasury stock, all of which were canceled, and (ii) shares owned by any stockholder of Hittite who or which was entitled to demand, and properly demanded, appraisal rights pursuant to, and complies in all respects with, Section 262 of the DGCL) was converted into the right to receive an amount in cash equal to the same $78.00 per Share in cash that was paid in the tender offer. Hittite’s shares of common stock have been delisted from the NASDAQ Global Select Market effective as of the close of trading on July 22, 2014.

The aggregate consideration paid by the Purchaser in the Offer and the Merger was approximately $2.4 billion, without giving effect to related transaction fees and expenses. The Company funded the payment of Shares validly tendered in the Offer from a combination of the Company’s available cash on hand together with the proceeds from the Credit Agreement (as defined below).

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 9, 2014 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

On July 22, 2014, the Company entered into a 90-day term loan facility in an aggregate principal amount of $2 billion with Credit Suisse AG, as Administrative Agent, and each lender from time to time party thereto (the “Credit Agreement”).

Under the Credit Agreement, the Company borrowed $2 billion and used the proceeds of the borrowing, together with cash on hand at the Company, to pay the consideration provided for in the Merger Agreement and certain fees and expenses incurred in connection therewith.

Loans under the Credit Agreement bear interest, at the Company’s option, at either a rate equal to (a) the Eurodollar Rate (as defined in the Credit Agreement) plus 1.00% or (b) the Base Rate (defined as the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus .50%, (ii) the Credit Suisse prime rate as notified to the Company and (iii) one month Eurodollar Rate plus 1.00%). Such rates shall increase by 0.25% per annum if the Debt Rating (as defined in the Credit Agreement) by either S&P or Moody’s is downgraded by one notch or more. Under the Credit Agreement, for each loan bearing interest at a rate determined by reference to the Eurodollar Rate, the Company may select an interest period of one, two, or three months, or a date less than one month if agreed by all applicable lenders.

Payments of the principal amounts of revolving loans under the Credit Agreement are due no later than October 20, 2014. The Company may prepay loans under the Credit Agreement in whole or in part at any time, without premium or penalty, subject to reimbursement of certain costs in the case of borrowings that bear interest at the Eurodollar Rate.

In accordance with the provisions of the Credit Agreement, the obligations of the Company thereunder may be assumed by Analog Devices Technology, a company incorporated under the laws of the Republic of Ireland.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including, among others, limitations on liens, indebtedness of subsidiaries, mergers and other fundamental changes, sales and other dispositions of property or assets and transactions with affiliates. The Credit Agreement contains a consolidated leverage ratio covenant of total consolidated funded debt to consolidated EBITDA (earnings before interest, taxes, depreciation, and amortization) of not greater than 3.0 to 1.0.

The Credit Agreement also contains customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts, failure to perform covenants, cross-defaults to certain other indebtedness, insolvency or bankruptcy, customary ERISA defaults or the occurrence of a change of control.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the press release issued by the Company on July 22, 2014 regarding the expiration and completion of the Offer and filed as Exhibit (a)(5)(G) to Schedule TO-T/A filed by the Company with the SEC on July 22, 2014 is incorporated herein by reference as Exhibit 99.1.

A copy of the press release issued by the Company on July 22, 2014 regarding the completion of the acquisition of Hittite and filed as Exhibit (a)(5)(H) to Schedule TO-T/A filed by the Company with the SEC on July 22, 2014 is incorporated herein by reference as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits.

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: July 22, 2014	By:	/s/ David A. Zinsner
David A. Zinsner
Vice President, Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 9, 2014, among the Company, the Purchaser and Hittite (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Analog Devices, Inc. on June 9, 2014).

10.1	Credit Agreement, dated as of July 22, 2014, among the Company, Credit Suisse AG, as Administrative Agent, and the lenders party thereto.*

99.1	Press Release issued July 22, 2014 (incorporated herein by reference to Exhibit (a)(5)(G) to Amendment No. 5 to Tender Offer Statement on Schedule TO filed by Analog Devices, Inc. on July 22, 2014).

99.2	Press Release issued July 22, 2014 (incorporated herein by reference to Exhibit (a)(5)(H) to Amendment No. 5 to Tender Offer Statement on Schedule TO filed by Analog Devices, Inc. on July 22, 2014).

*	Filed herewith.